SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  March 20, 1996

                 LEHMAN BROTHERS HOLDINGS INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

     1-9466                        13-3216325
(Commission File Number)      (IRS Employer Identification No.)


3 World Financial Center
New York, New York                    10285
(Address of principal                 (Zip Code)
executive offices)

            Registrant's telephone number, including
                   area code: (212) 526-7000

Item 5.   Other Events


First Quarter Earnings

     On March 20, 1996, Lehman Brothers Holdings Inc. (the
"Registrant") issued a press release with respect to its first quarter 1996 earnings (the "Earnings Release").

     Copy of the Earnings Release follows.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          The following Exhibits are filed as part of this Report.



               99.1 Press Release Relating to First
                    Quarter 1996
                    Earnings

               99.2 Consolidated Statement of Operations
                    (Three Months Ended February 29, 1996)
                    (Preliminary and Unaudited)

               99.3 Selected Statistical Information






      The Exhibit Index to this Report is incorporated herein by reference.



                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LEHMAN BROTHERS HOLDINGS INC.




                              By:/s/ Robert Matza
                                     Robert Matza
                                     Chief Financial Officer
                                     (Principal Financial Officer)



Date: March 22, 1996




                          EXHIBIT INDEX



Exhibit No.              Exhibit


Exhibit 99.1             Press Release Relating to
                         First Quarter 1996 Earnings

Exhibit 99.2             Consolidated Statement of Operations
                         (Three Months Ended February 29, 1996)
                         (Preliminary and Unaudited)


Exhibit 99.3             Selected Statistical Information





                                                      EXHIBIT 99.1





For Immediate Release              MEDIA CONTACT: William J. Ahearn
                                             (212) 526-4379

                                   INVESTOR CONTACT: Shaun Butler
                                             (212) 526-8381


                     LEHMAN BROTHERS REPORTS
             FIRST QUARTER EARNINGS OF $104 MILLION,
                 UP 131 PERCENT FROM A YEAR AGO


NEW YORK, March 20, 1996 Lehman Brothers Holdings Inc. (NYSE:
LEH) today reported net income of $104 million, or $0.79 per common share, for the first quarter ended February 29, 1996.
Net income increased by 131 percent over the $45 million reported for the first quarter of 1995, and by 30 percent over the $80 million of net income from operations reported for the fourth quarter of 1995. (Operating earnings in the 1995 fourth quarter do not reflect the impact of two special items.) Net income per share increased by 155 percent from $0.31 in the year-ago quarter, and by 61 percent from $0.49 in the 1995 fourth quarter.

"The first quarter results reflect continued positive momentum across the board for Lehman Brothers," said Richard S. Fuld, Jr., Chairman and Chief Executive Officer. "Stronger earnings and enhanced margins were driven by the fourth consecutive quarter of higher revenues and lower expenses, amid a period of generally improved market conditions. We are encouraged with our continued financial progress, as it underscores the success of our client- and customer-driven strategy and our focus on effectively enhancing revenues and improving productivity. Additionally, our ongoing expense management efforts resulted in another quarter-over-quarter reduction in nonpersonnel expenses, even as revenues rose significantly."

Net revenues (total revenues less interest expense) for the first quarter were $821 million, an increase of 16 percent from $707 million in the first quarter of 1995 and nine percent from $755 million in the fourth quarter of 1995, excluding a special item. The increase in net revenues reflects continued strengthening in a number of fixed income and equity areas throughout the Firm, particularly mortgages, equity derivatives, and both high yield and high grade corporate bonds.

Mr. Fuld noted that the Firm's revenue performance in the first quarter was strong even though investment banking revenues -- while well above the first quarter of 1995 -- were somewhat below the pace of the 1995 fourth quarter, due in large part to the timing of certain corporate finance advisory fees. The Firm entered the 1996 first quarter with a backlog of $37 billion in M&A transactions; at the end of the first quarter, the aggregate dollar value of transactions in the pipeline had increased to $58 billion.

Non-interest expenses for the quarter were $662 million. Nonpersonnel expenses for the same period were $246 million, a decrease of 11 percent from the previous year's first quarter, and of three percent from the fourth quarter of 1995, excluding special items. At the end of the 1996 first quarter, the Firm's headcount totaled 7,703 versus a peak of 9,400 employees reached during the first quarter of 1994. Compensation and benefits as a percentage of net revenues remained at 50.7 percent for the fourth successive quarter.

"The decline in nonpersonnel costs underscores that our Firmwide effort to reduce expenses is no longer a special program, but a way of doing business," Mr. Fuld said. "As a reflection of our progressively stronger revenue momentum, in combination with our success at expense management, the Firm's pre-tax margin has grown approximately 15 percentage points above its low in the third quarter of 1994."

For the 1996 first quarter, the Firm's pre-tax margin was 19.2 percent, compared with 9.9 percent in the first quarter of 1995, and 15.6 percent in the 1995 fourth quarter. Return on common equity increased to 12.6 percent for the quarter ended February 29, 1996, compared with 5.1 percent for the first quarter of 1995, and 9.3 percent for the 1995 fourth quarter.

As of February 29, 1996, Lehman Brothers stockholders' equity was
$3.5 billion and total capital (stockholders' equity and long-term debt) was $17 billion. Book value per common share was $26.41.

Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.

                                                                EXHIBIT 99.2


LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)


                              Three Months Ended          Percentage of
                             February 29,   February 28,  Dollar Change
                                1996           1995        Inc/(Dec)
Revenues:
 Principal transactions        $  413         $  359          15%
 Investment banking               211            137          54
 Commissions                       96            105          (9)
 Interest and dividends         3,187          2,501          27
 Other                             10             10
  Total revenues                3,917          3,112          26
 Interest expense               3,096          2,405          29
  Net revenues                    821            707          16
Non-interest expenses:
 Compensation and benefits        416            360          16
 Brokerage, commissions            57             64         (11)
 and clearance fees
 Communications                    40             47         (15)
 Occupancy and equipment           40             45         (11)
 Professional services             34             42         (19)
 Business development              27             29          (7)
 Depreciation and amortization     24             27         (11)
 Other                             24             23           4
  Total non-interest expenses     662            637           4
Income before taxes               159             70         127
 Provision for income taxes        55             25         120
Net income                     $  104        $    45         131
Net income applicable          $   93        $    34         174
 to common stock

Average common and common
equivalent shares outstanding   116.9          110.2

Earnings per common share       $0.79          $0.31


                                                               EXHIBIT 99.3


LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                                                   Twelve
                                    Quarters Ended                 Months
                     2/29/96 11/30/95(a) 8/31/95 5/31/95 2/28/95   1995(a)
Income Statement
Net Revenues            $821       $755     $750    $731    $707    $2,942
Non-Interest
Expenses:
  Compensation and       416        383      380     371     360     1,494
  Benefits
  Nonpersonnel           246        254      261     270     277     1,061
   Expenses(b)
Net Income from
 Operations Excluding
 Special Items           104         69       71      58      45       253
Net After-Tax Gain
 from Sale of Omnitel                47                                 47
Special Charges
(after-tax):
   Restructuring Charge             (58)                               (58)
Net Income               104         69       71      58      45       242
Net Income Applicable
to Common Stock           93         58       60      48      34       200
Earnings per Common    $0.79      $0.49    $0.52   $0.43   $0.31     $1.76
 Share

Financial Ratios(%)(c)
Return on Common
 Equity (annualized)    12.6        9.3      8.5     7.0     5.1       7.5
Pretax Operating        19.2       15.6     14.5    12.3     9.9      13.2
 Margin
Compensation &
Benefits/
 Net Revenues(d)        50.7       50.7     50.7    50.7    50.9      50.8
Effective Tax Rate(e)   34.0       32.5     35.0    35.5    35.8      34.5

Balance Sheet
Total Assets        $129,000   $115,303 $117,518 $123,421 $127,304

Total Assets
 Excluding
 Matched Book(f)      85,000     79,069   80,345   83,115   85,257
Common Stockholders'   3,015      2,990    2,923    2,767    2,718
 Equity
Total Stockholders'    3,523      3,698    3,631    3,475    3,426
 Equity(g)
Total Capital (long-
 term debt plus
 stockholders'
 equity)              16,994     16,463   16,528   16,257   14,603

Book Value per         26.41      25.67    25.23    25.16    24.69
 Common Share(h)

Other Data (#s)
Employees              7,703      7,771    8,069    8,195    8,428
Common Stock   102,443,232  104,565,875 104,558,121 104,524,685 104,494,667
 Outstanding
Average Common
 and Common
 Equivalent Shares
 Outstand-
 ing 116,932,697 117,090,034 116,157,865  110,248,747 110,190,669  113,414,684


(a) Net revenues and non-interest expenses exclude the effects of the sale of Omnitel.
(b) Excludes special items of $97 million relating to real estate-and occupancy-related expenses and severance payments in the twelve months of 1995 and the quarter ended November 30, 1995.
(c)  Financial ratios exclude special items and Omnitel.
(d) The actual Compensation & Benefits/Net Revenues ratios, including gross proceeds and the $50 million expense related to the sale of Omnitel, were 50.3% and 49.0% for the twelve months of 1995 and the quarter ended November 30, 1995, respectively.
(e) The actual tax rates, including the effects of the sale of Omnitel and the restructuring charge, were 34.3% and 31.3% for the twelve months of 1995 and the quarter ended November 30, 1995, respectively.
(f) Matched book is defined as securities purchased under agreements to resell.
(g) In February the Company repurchased the $200 million 8.44% Cumulative Preferred Stock owned by American Express with the proceeds from the issuance of $200 million of Quarterly Income Capital Securities Series A Subordinated Debentures with an interest rate of 8.3% maturing in 2035. The repurchase of the Preferred Stock included a premium of $2 million over the par value, which represents a one-time decrease in income available to common shareholders for purposes of calculating earnings per share.
(h) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.